EXHIBIT (e)(1)



Ivy Mackenzie Distributors, Inc.
700 South Federal Highway, Suite 300
Boca Raton, Florida  33432

                               MACKENZIE SOLUTIONS
                             DISTRIBUTION AGREEMENT

Dear Sirs:

         This will confirm the agreement between the undersigned (the "Trust") and you (the "Distributor") as follows:

1. The Trust is an open-end management investment company that currently has five investment portfolios and that may create additional portfolios in the future. One or more separate classes of shares of beneficial interest in the
Trust is offered to investors with respect to each portfolio. This Agreement relates to each of the Trust's portfolios: International Solutions I - Conservative Growth; International Solutions II - Balanced Growth; International Solutions III - Moderate Growth; International Solutions IV - Long-Term Growth; International Solutions V - Aggressive Growth (the "Initial Funds"); and to such other portfolios as shall be designated from time to time by the Board of Trustees in any supplement to the Plan (together with the Initial Funds, the "Funds"). The Trust engages in the business of investing and reinvesting the assets of a Fund in the manner and in accordance with the investment objectives and restrictions specified in the currently effective Prospectus (the "Prospectus") relating to the Funds included in the Trust's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Fund under the Investment Company Act of 1940, as amended, (the "1940 Act") and the Securities Act of 1933, as amended (the "1933 Act"). Copies of the documents referred to in the preceding sentence have been furnished to the Distributor. Any amendments to those documents shall be furnished to the Distributor promptly. The Trust has adopted a separate Distribution Plan (the "Plan") for Class A, Class B, and Class C of each of the Initial Funds pursuant to Rule 12b-1 under the 1940 Act.

2. As the Trust's agent, the Distributor shall be the exclusive distributor for the unsold portion of shares of beneficial interest in the Initial Funds (the "Shares") which may from time to time be registered under the 1933 Act.

3. The Trust shall sell the Shares to eligible investors as described in the Prospectus through the Distributor, as the Trust's agent. All orders for Shares received by the Distributor shall be subject to acceptance and confirmation by the Trust. The Trust shall have the right, at its election, to deliver either
(i) Shares issued upon original issue or (ii) treasury shares.

4. As the Trust's agent, the Distributor may sell and distribute the Shares in such manner not inconsistent with the provisions hereof and the Trust's Prospectus as the Distributor may determine from time to time. In this connection, the Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the 1940 Act and of any securities association registered under the Securities Exchange Act of 1934, as amended (the "1934 Act").

5. To the extent permitted by its then effective Prospectus, the Trust reserves the right to sell the Shares to purchasers to the extent that it or the transfer agent for the Shares receives purchase requests therefor. The Trust reserves the right to refuse at any time or times to sell any Shares for any reason deemed adequate by it.

6. All Shares offered for sale and sold by the Distributor shall be offered for sale and sold by the Distributor to designated investors at the price per Share specified and determined as provided in the Funds' Prospectus, including any applicable reduction or elimination of sales charges with respect to Class A Shares of the Initial Funds as provided in the Initial Funds' Prospectus (the "Offering Price"). The Trust shall determine and promptly furnish to the Distributor a statement of the Offering Price at least once on each day on which the New York Stock Exchange is open for trading. Each Offering Price shall become effective at the time and shall remain in effect during the period specified in the statement. Each such statement shall show the basis of its computation.

7. (a) The Distributor shall be entitled to deduct a commission on all Class A Shares sold equal to the difference, if any, between the Offering Price and the net asset value on which such price is based. If any such commission is received by a Fund, it will pay such commission to the Distributor. Out of such commission, the Distributor may allow to dealers such concession as the Distributor may determine from time to time. Notwithstanding anything in this Agreement otherwise provided, sales may be made at net asset value as provided in the Prospectus for the Funds.

                  (b) The Distributor shall be entitled to deduct a contingent deferred sales charge ("CDSC") on the redemption of certain Class A, Class B and Class C Shares in accordance with, and in the manner set forth in, the Initial Funds' Prospectus. The Distributor may reallow any or all of such contingent deferred sales charges to dealers as the Distributor may determine from time to time. Notwithstanding anything in this Agreement otherwise provided, the Distributor may waive the contingent deferred sales charge as disclosed in the Initial Funds' Prospectus.

                  (c) The Trust shall pay to the Distributor distribution and/or service fees for Class A, Class B and Class C shares of the Initial Funds at the rate set forth in the Plans, as amended from time to time. The Distributor may reallow any or all of such distribution fees to dealers as the Distributor may determine from time to time.

8. The Trust shall furnish the Distributor from time to time, for use in connection with the sale of Shares, such information with respect to the Trust as the Distributor may reasonably request. The Trust represents and warrants that such information, when signed by one of its officers, shall be true and correct. The Trust also shall furnish to the Distributor copies of its reports to its shareholders and such additional information regarding the Trust's financial condition as the Distributor may reasonably request from time to time.

9. The Registration Statement and the Prospectus have been or will be, as the case may be, prepared in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the "SEC"). The Trust represents and warrants to the Distributor that the Registration Statement and the Prospectus contain or will contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the rules and regulations thereunder, that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the effective date, as the case may be, and that neither the Registration Statement nor the Prospectus, when they shall become effective under the 1933 Act or be authorized for use, shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust shall from time to time file such amendment or amendments to the Registration Statement and the Prospectus as, in the light of future developments, shall, in the opinion of the Trust's counsel, be necessary in order to have the Registration Statement and the Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust represents and warrants to the Distributor that any amendment to the Registration or the Prospectus filed hereafter by the Trust will, when it becomes effective under the 1933 Act, contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the rules and regulations thereunder, that all statements of fact contained therein will, when the same shall become effective, be true and correct, and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

10. The Trust shall prepare and furnish to the Distributor from time to time such number of copies of the most recent form of the Prospectus for the Funds filed with the SEC as the Distributor may reasonably request. The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares. The Trust shall indemnify, defend and hold harmless the Distributor, its officers and directors and any person who controls the Distributor within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Distributor, its officers and directors or any such controlling person may incur under the 1933 Act, the 1940 Act, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either or necessary to make the statements in either not misleading. This contract shall not be construed to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this contract. This indemnity agreement and the Trust's representations and warranties in this contract shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of the Distributor and its successors, the Distributor's officers and directors and their respective estates and any such controlling persons and their successors and estates.

11. The Distributor agrees to indemnify, defend and hold harmless the Trust, its officers and Trustees and any person who controls the Trust within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, but only to the extent that such liability or expenses incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon any untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust specifically for use in the Registration Statement or the Prospectus or shall arise out of or based upon any omission to state a material fact in connection with such information required to be stated in the Registration Statement or the Prospectus or necessary to make such information not misleading.

12. No Shares shall be sold through the Distributor or by the Trust under this contract and no orders for the purchase of Shares shall be confirmed or accepted by the Trust if and so long as the effectiveness of the Registration Statement shall be suspended under any of other provisions of the 1933 Act. Nothing contained in this paragraph 12 shall in any way restrict, limit or have any application to or bearing upon the Trust's obligation to redeem Shares from any shareholder in accordance with the provisions of its Declaration of Trust. The Trust will use its best efforts at all times to have the Shares effectively registered under the 1933 Act.

13. The Trust agrees to advise the Distributor immediately:

(a) of any request by the SEC for amendments to the Registration Statement or the Funds' Prospectus or for additional information;

(b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the Funds' Prospectus under the 1933 Act or the initiation of any proceedings for that purpose;

(c) of the happening of any material event that makes untrue any statement made in the Registration Statement or the Funds' Prospectus or that requires the making of a change in either thereof in order to make the statements therein not misleading; and

(d) of all actions of the SEC with respect to any amendments to the Registration Statement or the Funds' Prospectus that may from time to time be filed with the SEC under the 1933 Act or the 1940 Act.

14. Insofar as they concern the Trust, the Trust shall comply with all applicable laws, rules and regulations, including, without limiting the generality of the foregoing, all rules and regulations made or adopted pursuant to the 1933 Act, the 1940 Act or by any securities association registered under the 1934 Act.

15. The Distributor may, if it desires and at its own cost and expense, appoint or employ agents to assist it in carrying out its obligations under this contract, but no such appointment or employment shall relieve the Distributor of any of its responsibilities or obligations to the Trust under this contract.

16. (a) The Distributor shall from time to time employ or associate with it such persons as it believes necessary to assist it in carrying out its obligations under this contract. The compensation of such persons shall be paid by the Distributor.

                  (b) The Trust shall execute all documents and furnish any information that may be reasonably necessary in connection with the qualification of the Shares for sale in jurisdictions designated by the Distributor.

17. The Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under Federal or state law. It is understood and agreed that, so long as any Plan continues in effect, any expenses incurred by the Distributor hereunder (as well as any other expenses that may be permitted to be paid pursuant to a Plan) may be paid from amounts received by it from the Trust under such Plan. The Trust shall be responsible for all of its expenses and liabilities, including: (i) the fees and expenses of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Trust; (ii) the salaries and expenses of any of the Trust's officers or employees who are not affiliated with the Distributor; (iii) interest expenses;
(iv) taxes and governmental fees, including an original issue taxes or transfer taxes applicable to the sale or delivery of Shares or certificates therefor; (v) brokerage commissions and other expenses incurred in acquiring or disposing of portfolio securities; (vi) the expenses of registering and qualifying Shares for sale with the SEC and with various state securities commissions; (vii) accounting and legal costs; (viii) insurance premiums; (ix) fees and expenses of the Trust's Custodian and Transfer Agent and any related services; (x) expenses of obtaining quotations of portfolio securities and of pricing Shares; (xi) expenses of maintaining the Trust's legal existence and of shareholders' meetings; (xii) expenses of preparing and distributing to existing shareholders periodic reports, proxy materials and Prospectuses; (xiii) fees and expenses of membership in industry organizations; and (xiv) expenses of qualification of the Trust as a foreign corporation authorized to do business in any jurisdiction if the distributor determines that such qualification is necessary or desirable.

18. This contract shall continue in effect automatically for successive annual periods, provided such continuance is specifically approved at least annually
(i) by a vote of a majority of the Trustees who are not parties to the contract or interested persons (as defined in the 1940 Act) of any such party and who have no director or indirect financial interest in the operation of the Plans or in any related agreement (the "Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval and (ii) either (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds or (b) by the vote of a majority of the entire Board of Trustees. This contract may be terminated with respect to a Fund at any time, without payment of any penalty, by a vote of a majority of the outstanding voting securities of that Fund (as defined in the 1940 Act) or by a vote of a majority of the Independent Trustees of the Trust on 60 days' written notice to the Distributor or by the Distributor on 60 days' written notice to the Trust. This contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

19. Except to the extent necessary to perform the Distributor's obligations under this contract, nothing herein shall be deemed to limit or restrict the right of the Distributor, or any affiliate of the Distributor, or any employee of the Distributor, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

20. This contract shall be construed in accordance with the laws of the State of Florida to the extent such laws are consistent with the 1940 Act.

21. The Trust's Declaration of Trust has been filed with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.


If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.


                                 Very truly yours,

                                 MACKENZIE SOLUTIONS



                                 By:    /s/ KEITH J. CARLSON
                                        Keith J. Carlson, President


ACCEPTED:

IVY MACKENZIE DISTRIBUTORS, INC.



By:    /s/ C. WILLIAM FERRIS
       C. William Ferris, Secretary/Treasurer


Dated:   June 28th, 1999